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EXHIBIT 5.1

September 17, 2002

Board of Directors
Creative Enterprises International, Inc.
825 Lafayette Road
Bryn Mawr, PA 19010

Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2

TO WHOM IT MAY CONCERN:

         We have acted as counsel to Creative Enterprises International, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement") relating to the registration of shares of the Company's common stock ("Common Stock") par value $.001 per share (the "Shares"). Certain of the shares of common stock are proposed to be sold pursuant to the Registration Statement by certain stockholders for their own accounts and certain shares are to be issued upon exercise of warrants. Of the Shares, 1,566,169 shares of Common Stock are presently outstanding (the "Outstanding Shares") and 787,500 shares represent Common Stock reserved for issuance upon the exercise of warrants (the "Underlying Shares").

     We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and have made such other and further investigation, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examination of documents we have assumed the genuineness and authenticity of all original documents and the conformity to authentic original documents of all copies.

     On the basis of the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable and (ii) the Underlying Shares, when issued and sold upon the exercise of warrants as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We are members of the bar of the Commonwealth of Pennsylvania and our opinion herein is limited to the corporation laws of Nevada and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to be named as counsel for the Company in the registration statement and prospectus included therein.

                              Sincerely yours,

                              ECKERT SEAMANS CHERIN & MELLOTT, LLC









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